EXHIBIT 5.1

[LETTERHEAD OF PIPER RUDNICK LLP]

November 27, 2002

ANWORTH MORTGAGE ASSET CORPORATION
1299 Ocean Avenue
Suite 250
Santa Monica, California 90401

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 4,500,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), including the preliminary prospectus included therein (the “Prospectus”), relating to the 4,500,000 shares (the “Shares”) of Common Stock that may be issued pursuant to the Company’s 2002 Dividend Reinvestment and Stock Purchase Plan included in the Registration Statement (the “Plan”). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)  The Registration Statement, including the Prospectus and the Plan included therein, in the form to be filed with the Commission.

(b)  The charter of the Company (the “Charter”), as in effect on the date hereof, certified as of a recent date by the Department of Assessments and Taxation of the State of Maryland (the “MSDAT”), and the bylaws of the Company (the “Bylaws”), as amended and restated and in effect on the date hereof.

(c)  Certified resolutions of the Board of Directors of the Company relating to the authorization of the Plan, the filing of the Registration Statement and the issuance of the Shares.

(d)  A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

(e)  A Certificate of Secretary of the Company, dated the date hereof (the “Certificate”), as to certain factual matters.

Anworth Mortgage Asset Corporation
November 27, 2002

(f)  Such other documents as we have considered necessary to the issuance of this opinion.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

(1)    The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(2)    We have made no investigation as to, and we express no opinion concerning, any laws other than the laws of the State of Maryland.

(3)    We express no opinion as to compliance with the securities or “blue sky” laws, real estate syndication laws or principles of conflicts of laws of Maryland or any other jurisdiction.

(4)    We assume that the issuance of the Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company’s Charter and will not violate any of the Common Stock Ownership Limit provisions of the Company’s Charter (as defined in Article IX thereof).

Anworth Mortgage Asset Corporation
November 27, 2002

We hereby consent to (i) the reference to this firm under the caption “Legal Opinion” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. Allen Matkins Leck Gamble & Mallory LLP is authorized to rely on this opinion as if it were addressed to them solely for the purpose of rendering their opinion to be filed as Exhibit 8.1 to the Registration Statement.

Very truly yours,

/s/ Piper Rudnick LLP